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                                                                  EXHIBIT 10.12

                          CAMBRIDGE NEUROSCIENCE, INC.
                         1992 DIRECTOR STOCK OPTION PLAN

     The purpose of the 1992 Director Stock Option Plan (the "Plan") of CAMBRIDGE NEUROSCIENCE, INC. (the "Company") is to attract and retain highly qualified non-employee Directors of the Company and to encourage ownership of stock of the Company by such Directors so as to provide additional incentives to promote the success of the Company.

1.   ADMINISTRATION OF THE PLAN.

     The Plan shall be administered by the Board of Directors of the Company (the "Board"). The Board shall have authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the operation of the Plan as it shall from time to time consider advisable, and to interpret the provisions of the Plan. The Board's decision shall be final and binding. To the extent permissible by law, the Board may delegate to a committee consisting of one or more Directors appointed by the Board the power to grant stock options to Eligible Directors (defined below) pursuant to Section 6(a) hereof and to make all determinations under the Plan with respect thereto.

2.   PERSONS ELIGIBLE TO PARTICIPATE IN THE PLAN.

     All Directors of the Company who are not employees of the Company or employees of or otherwise affiliated with any corporation or entity which owns more than five percent (5%) of the capital stock of the Company (an "Affiliated Entity") or any subsidiary of the Company or any Affiliated Entity shall be eligible to participate in the Plan (an "Eligible Director").

3.   SHARES SUBJECT TO THE PLAN.

     (a) The aggregate number of Shares of the Company which may be optioned under this Plan is 100,000 shares. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

     (b) In the event of a stock dividend, split-up, combination or reclassification of shares, recapitalization or other similar capital change relating to the Company's Common Stock, the maximum aggregate number and kind of shares or securities of the Company as to which options may be granted under this Plan and as to which options then outstanding shall be exercisable, and the option price of such options shall be appropriately adjusted so that the proportionate number of shares or other securities as to which options may be granted and the proportionate interest of holders of outstanding options shall be maintained as before the occurrence of such event.

     (c) In the event of a consolidation or merger of the Company with another corporation where the Company's stockholders do not own a majority in interest of the surviving or resulting corporation, or the sale or exchange of all or substantially all of the assets of the Company, or a reorganization or liquidation of the Company, any deferred exercise period shall be automatically accelerated and each holder of an outstanding option shall be entitled to receive upon exercise and payment in accordance with the terms of the option the same shares, securities or property as he would have been entitled to receive upon the occurrence of such event if he had been, immediately prior to such event, the holder of the number of shares of Common Stock purchasable under his or her option; provided, however, that in lieu of the foregoing the Board may upon written notice to each holder of an outstanding option or right under the Plan, provide that such option or right shall terminate on a date not less than 20 days after the date of such notice unless theretofore exercised.

     (d) Whenever options under this Plan lapse or terminate or otherwise become unexercisable the shares of Common Stock which were subject to such options may again be subjected to options under this

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                                                                  Exhibit 10.12

Plan. The Company shall at all times while this Plan is in force reserve such number of shares of Common Stock as will be sufficient to satisfy the requirements of this Plan.

4.   NON-STATUTORY STOCK OPTION.

     All options granted under this Plan shall be non-statutory options not entitled to special tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

5.   FORM OF OPTIONS.

     Options granted hereunder shall be in substantially such form as the Board or any committee appointed pursuant to Section 1 above may from time to time determine.

6.   GRANT OF OPTIONS AND OPTION TERMS.

     (a) Automatic Initial Grants of Options. At each annual meeting of the stockholders of the Company following the approval of this Plan by the stockholders, each Director elected for the first time as a Director at that meeting who is eligible to receive options to purchase Common Stock under this Plan shall automatically be granted options to purchase 20,000 shares of Common Stock under the Plan. In addition, upon the initial election of a Director who is eligible to receive options to purchase Common Stock (whether by the Board of Directors or the stockholders and whether to fill a vacancy or otherwise), such Director shall automatically be granted options to purchase 20,000 shares of Common Stock under the Plan. The "Date of Grant" for options granted under this
Section 6(a) shall be the date of election of an Eligible Director as a Director. No options shall be granted hereunder after ten years from the date on which this Plan was initially approved by the stockholders.

     (b) Discretionary Grants of Options. Subject to the provisions of the Plan, the Board may from time to time, in its discretion, grant options to Eligible Directors and determine the number of shares to be covered by each such option, subject to Section 6(c)-(h) below. The Board may impose such conditions with respect to the exercise of options, including but not limited to conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. The "Date of Grant" for options granted under this
Section 6(b) shall be the date on which such options are granted by the Board. No options shall be granted hereunder after ten years from the date on which this Plan was initially approved by the stockholders.

     (c) Option Price. The option price for each option granted under this Plan shall be the last sale price for the Company's Common Stock as reported by the National Association of Securities Dealers Automated Quotations National Market System for the business day on the Date of Grant.

     (d) Term of Option. The term of each option granted under this Plan shall be ten years from the Date of Grant.

     (e) Exercisability of Options. Options granted under this Plan shall become exercisable with respect to twenty-five percent of the shares on the first anniversary of the Date of Grant and as to 6.25% of the shares quarterly thereafter.

     (f) General Exercise Terms. Directors holding exercisable options under this Plan who cease to serve as members of the Board may, during their lifetime, exercise the rights they had under such options at the time they ceased being a Director for the full unexpired term of such option. Any rights that have not yet become exercisable shall terminate upon cessation of membership on the Board. Upon the death of a Director, those entitled to do so shall have the right, at any time within twelve months after the date of death, to exercise in whole or in part any rights which were available to the Director at the time of his or her death. The rights of the option holder may be exercised by the holder's guardian or legal representative

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in the case of disability and by the beneficiary designated by the holder in writing delivered to the Company or, if none has been designated, by the holder's estate or his or her transferee on death in accordance with this Plan, in the case of death. Options granted under the Plan shall terminate, and no rights thereunder may be exercised, after the expiration of the applicable exercise period. Notwithstanding the foregoing provisions of this section, no rights under any options may be exercised after the expiration of ten years from their Date of Grant.

     (g) Method of Exercise and Payment. Options may be exercised only by written notice to the Company at its office accompanied by payment of the full option price for the shares of Common Stock as to which they are exercised. The option price shall be paid in cash or by check or in shares of Common Stock of the Company, or in any combination thereof. Shares of Common Stock surrendered in payment of the option price shall have been held by the person exercising the option for at least six months, unless otherwise permitted by the Board. The value of shares delivered in payment of the option price shall be their fair market value, as determined in accordance with Section 6(c) above, as of the date of exercise. Upon receipt of such notice and payment, the Company shall promptly issue and deliver to the optionee (or other person entitled to exercise the option) a certificate or certificates for the number of shares as to which the exercise is made.

     (h) Non-transferability. Options granted under this Plan shall not be transferable by the holder thereof otherwise than by will or the laws of descent and distribution or as permitted by Rule 16b-3 (or any successor provision) under the Securities Exchange Act of 1934, as amended ("Rule 16b-3").

7.   LIMITATION OF RIGHTS.

     (a) No Right to Continue as a Director. Neither the Plan, nor the granting of an option or any other action taken pursuant to the Plan, shall constitute an agreement or understanding, express or implied, that the Company will retain an option holder as a Director for any period of time or at any particular rate of compensation.

     (b) No Stockholders' Rights for Options. A Director shall have no rights as a stockholder with respect to the shares covered by options until the date the Director exercises such options and pays the option price to the Company, and no adjustment will be made for dividends or other rights for which the record date is prior to the date such option is exercised and paid for.

8.   AMENDMENT OR TERMINATION.

     The Board may amend or terminate this Plan at any time, provided that, to the extent necessary to comply with Rule 16b-3, this Plan shall not be amended more than once every six months, other than to comport with changes in the Code, ERISA or the rules thereunder.

9.   STOCKHOLDER APPROVAL.

     This Plan is subject to approval by the stockholders of the Company by the affirmative vote of the holders of a majority of the shares of Common Stock of the Company present, or represented and entitled to vote, at a meeting duly held in accordance with the laws of Delaware. In the event such approval is not obtained, all options granted under this Plan shall be void and without effect.

10.  GOVERNING LAW.

     The Plan shall be governed by and interpreted in accordance with the laws of the State of Delaware.

                        As Amended through April 28, 1997


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